UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

KELLY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43052	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 West Big Beaver Road

Troy, Michigan 48084

(Address of principal executive offices)

(248) 362-4444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value per share	KELYA	The Nasdaq Stock Market LLC
Class B Common Stock, $1.00 par value per share	KELYB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Letter Agreement with Hunt Equity Opportunities, LLC

On January 30, 2026, Kelly Services, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Hunt Equity Opportunities, LLC (“Hunt”). The Agreement acknowledges the Share Purchase Agreement, dated January 9, 2026, between the Terence E. Adderley Revocable Trust K and Hunt (the “Purchase Agreement”) and the Company’s Stockholder Rights Plan, dated January 11, 2026 (the “Rights Plan”).

Under the Agreement, the Company agreed to take all actions within its power, including through the adoption of appropriate resolutions by the board of directors of the Company (the “Board”), waivers, approvals, exemptions, redemptions, exchanges and/or amendments to the Rights Plan, to cause all outstanding rights to expire and cease to be exercisable by amending the Expiration Time under Section 7(a) of the Rights Plan to be immediately prior to the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), and to ensure that the Rights Plan is inapplicable to and not triggered by the Closing or any subsequent purchases of the Company’s equity securities by Hunt or its Affiliates (as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) made in accordance with the Agreement, such that solely by virtue of the foregoing Hunt (together with its Affiliates) will not be deemed an “Acquiring Person,” no “Stock Acquisition Date” will occur, and no “Distribution Time” will arise under the Rights Plan.

The Agreement includes certain conduct and approval covenants. From the date of the Agreement through the one-year anniversary of the Closing, Hunt agrees not to, and to cause its Affiliates and Associates (as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) and to direct their respective representatives acting on their behalf not to, directly or indirectly initiate or consummate any going-private transaction without the prior written invitation of a majority of the disinterested directors (as defined in Section 144 of the General Corporation Law of the State of Delaware (“DGCL 144”)) or a committee of at least two disinterested directors, unless such transaction has been proposed by an unaffiliated third party without any solicitation or invitation by Hunt, any of its Affiliates, Associates or any of their respective representatives. From the date of the Agreement through the three-year anniversary of the Closing, Hunt agrees not to, and to cause its Affiliates not to, engage in or effect any controlling stockholder transaction (as defined in DGCL 144) unless such transaction is approved in the manner described in DGCL 144(b)(1) or (b)(2) (for controlling stockholder transactions other than a going-private transaction (as defined in DGCL 144)), or DGCL 144(c)(1) (for a going-private transaction), in each case with “disinterested stockholders” defined for purposes of the Agreement to mean the holders of the Company’s Class A common stock, par value $1.00 per share, and Class B common stock, par value $1.00 per share, voting together as a single class on a one-share/one-vote basis, excluding stockholders with a material interest (as defined in DGCL 144) in the act or transaction or a material relationship (as defined in DGCL 144) with Hunt or its Affiliates or any other person that has a material interest in the act or transaction.

Effective as of and conditioned upon the Closing, and subject to the Company and Hunt entering into a mutually agreeable confidentiality agreement (which occurred on January 30, 2026), the Board will take all actions necessary or appropriate (subject to its fiduciary duties) to appoint four Hunt-designated directors (the “Hunt Designees”) to the Board with terms expiring at the Company’s 2026 annual meeting of stockholders (including any adjournment or postponement thereof, the “2026 Annual Meeting”) and to ensure that, immediately following the Closing, the Board consists of the Hunt Designees, the Company’s Chief Executive Officer, Christopher Layden, and three directors serving on the Board as of the Agreement date (the “Kelly Directors”) who meet applicable independence and financial literacy requirements. Effective as of and conditioned upon the Closing, James Christopher Hunt will be appointed Chairman of the Board. Each Hunt Designee must complete customary vetting and onboarding and be reasonably acceptable to the Corporate Governance and Nominating Committee (the “Nominating Committee”) (subject to directors’ fiduciary duties). In addition, effective as of the Closing, the Board will appoint Hunt Designees to the Nominating Committee and to the Compensation and Talent Management Committee of the Board (the “Compensation Committee”), such that all of the members of the Nominating Committee and a majority of the members of the Compensation Committee will be Hunt Designees; the Audit Committee of the Board will consist of the Kelly Directors. Each of the Board members listed on Schedule I of the Agreement has tendered an irrevocable resignation effective immediately prior to the Closing. The Company also covenants that, from the Agreement date through the Closing, it will not nominate any person for election to the Board at the 2026 Annual Meeting. Subject to the Board’s fiduciary duties, the Company will recommend, support and solicit proxies for the election of the Hunt Designees at the 2026 Annual Meeting.

The Agreement further provides that, promptly following the Agreement date, the Company will adopt a corporate opportunities waiver in favor of Hunt and its affiliates (as defined in Section 203 of the General Corporation Law of the State of Delaware) (Annex B to the Agreement), and that, subject to the Board’s fiduciary duties, the Company will include in its proxy statement for the 2026 Annual Meeting a proposal to amend its certificate of incorporation to (i) permit stockholder action by written consent, (ii) permit the Chairman of the Board to call special meetings of the stockholders, (iii) permit the holders of at least a majority of the voting power of the Class B common stock of the Company to call special meetings of stockholders and (iv) permit stockholders to fill vacancies or newly created directorships, in the form attached as Annex C to the Agreement, with the Board recommending, supporting and soliciting proxies in favor of that amendment. Following stockholder approval at the 2026 Annual Meeting, the Board will adopt conforming bylaw amendments (including procedures for action by written consent). Also on January 30, 2026, the Company and Hunt entered into a Registration Rights Agreement as described below.

From and after the Closing and until Hunt ceases to own a majority of the Company’s voting stock, the Agreement grants Hunt certain information and access rights, including specified monthly, quarterly and annual financial reporting (subject to GAAP and timing parameters noted in the Agreement), as well as reasonable access to the Company’s appropriate finance and accounting personnel. The Agreement also includes assignment and transfer provisions (including a requirement that any non-Affiliate buyer of voting control agree to perform certain sections of the Agreement), and allowances for pledges of Company equity to unaffiliated institutional lenders in bona fide financings.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (excluding Annex D, which is filed as Exhibit 10.2) and is incorporated herein by reference.

Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Registration Rights Agreement with Hunt Equity Opportunities, LLC

On January 30, 2026, the Company and Hunt entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides Hunt with demand registration rights (including shelf registration rights) and piggyback registration rights with respect to shares of the Company’s common stock held by Hunt and certain permitted assignees. Subject to specified conditions, Hunt may request an unlimited number of demand registrations, including on Form S-3 when available, generally subject to a minimum offering size of $25 million (net of underwriting discounts and commissions), and the Company is required to file a requested registration statement as promptly as reasonably practicable and in any event within 45 days after receipt of a demand notice. The Registration Rights Agreement also permits underwritten takedowns from a shelf registration statement, including underwritten block trades or bought deals with a lower minimum size threshold of $10 million (net) and shortened notice mechanics. In addition, the Registration Rights Agreement provides customary piggyback rights in Company-initiated registered offerings, subject to customary priority and cutback provisions. The Company generally will pay registration expenses and the Registration Rights Agreement includes customary indemnification and contribution provisions. The Company may defer or suspend the effectiveness or use of a registration statement in limited circumstances for up to 90 days, subject to frequency and annual duration limits.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Revolving Credit Facility Amendment

On January 27, 2026, the Company entered into the Fourth Amendment to Third Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) with the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement Amendment modifies the Company’s existing Third Amended and Restated Credit Agreement, dated as of December 5, 2019, as previously amended (the “Credit Agreement”) so that the closing of the transactions pursuant to the Purchase Agreement will not, in and of itself, constitute a Change in Control under the Credit Agreement.

Except as expressly modified by the Credit Agreement Amendment, the terms of the Credit Agreement remain unchanged and in full force and effect. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Receivables Purchase Agreement Amendment

On January 27, 2026, Kelly Receivables Funding, LLC, a wholly owned bankruptcy-remote subsidiary of the Company, as seller, and the Company, as servicer, entered into First Amended and Restated Receivables Purchase Agreement Amendment No. 5 (the “RPA Amendment”) with PNC Bank, National Association, in its various capacities, including as administrator and as purchaser agent for the PNC purchaser group. The RPA Amendment modifies the existing First Amended and Restated Receivables Purchase Agreement, dated as of December 5, 2016, as previously amended (the “RPA”) so that the closing of the transactions pursuant to the Purchase Agreement will not, in and of itself, constitute a Change in Control for purposes of the RPA.

Except as expressly modified by the RPA Amendment, the terms of the RPA remain unchanged and in full force and effect. The foregoing description of the RPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RPA Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 above under the captions “Revolving Credit Facility Amendment” and “Receivables Purchase Agreement Amendment” is incorporated by reference in this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

On January 29, 2026, the Board approved Amendment No. 1 to Stockholder Rights Plan (the “Rights Plan Amendment”), which amends the Rights Plan. The Board approved the Rights Plan Amendment upon the recommendation of a transaction committee of the Board and pursuant to Section 27 of the Rights Plan, which permits amendments by action of the Board without approval of the holders of the rights, subject to limited exceptions.

The Rights Plan Amendment provides that Hunt will not be deemed an “Acquiring Person” solely by virtue of Hunt’s performance of the Share Purchase Agreement, dated January 9, 2026, between the Terence E. Adderley Revocable Trust K (“Trust K”) and Hunt, including Hunt’s acquisition of, or right to acquire, the shares contemplated thereby or the consummation of the sale of such shares (the “Transfer”), in each case so long as the Share Purchase Agreement, as originally entered on January 9, 2026, remains in full force and effect and has not been amended, modified, revised, or otherwise altered, except for any waiver of the conditions to closing set forth in Section 1.3 of such agreement. The Rights Plan Amendment further provides that Hunt will not be deemed an Acquiring Person by virtue of any subsequent purchase of shares of the Company’s Class B common stock, par value $1.00 per share, by Hunt or its affiliates that is made in accordance with the Agreement. Each of the foregoing transactions is referred to in the Rights Plan Amendment as a “Permitted Event.”

The Rights Plan Amendment also clarifies that no person shall be deemed to be, to become, or to have Beneficial Ownership of any securities by virtue of, or as a result of, any Permitted Event. In addition, the Rights Plan Amendment confirms that no “Distribution Time,” “Flip-in Event,” or “Stock Acquisition Date” will occur or be deemed to have occurred as a result of any Permitted Event.

The Rights Plan Amendment revises the Rights Plan to confirm that the Final Expiration Time remains the close of business on January 10, 2027, and to provide that the Expiration Time will also occur immediately prior to the Transfer, but only if the Transfer shall occur. The Rights Plan Amendment further states that all other provisions of the Rights Plan remain in full force and effect and that, in the event of any conflict between the Rights Plan Amendment and the Rights Plan, the Rights Plan Amendment controls.

Finally, the Rights Plan Amendment provides that it terminates automatically and is of no further force or effect upon the earlier of January 30, 2026, if the Transfer has not occurred on or before such date, and the valid termination of the Share Purchase Agreement for any reason.

The foregoing description of the Rights Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 to Stockholder Rights Plan, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

On January 30, 2026, upon consummation of the transactions contemplated by the Purchase Agreement referenced in the Agreement, Hunt acquired beneficial ownership of 3,039,940 shares of the Company’s Class B common stock, representing approximately 92.2% of the Company’s outstanding voting stock, and, as a result, there occurred a change in control of the Company within the meaning of Item 5.01 of Form 8-K. The change in control resulted from the purchase of shares from the Terence E. Adderley Revocable Trust K pursuant to the Purchase Agreement, dated January 9, 2026, as referenced in the Agreement. The aggregate purchase price paid by Hunt was $106,000,000. The Purchase Agreement also provides for an additional payment in cash equal to $15,199,700 if at any time within the 48-month period following the closing of the share sale, the Company’s market capitalization is greater than or equal to $1,200,000,000. Hunt has advised the Company that the source of funds was a combination of working capital of Hunt and borrowings under a Credit Agreement, dated as of January 30, 2026, by and between Hunt and Mizuho Capital Markets, LLC, as lender. There are no arrangements known to the Company that may at a subsequent date result in a further change in control, other than the governance and related arrangements described under Item 1.01 of this Current Report, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately prior to the Closing, the following directors resigned from the Company’s Board of Directors: Terrence B. Larkin, Gerald S. Adolph, George S. Corona, InaMarie F. Johnson and Peter W. Quigley. These resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of the Closing, and pursuant to the Agreement, the Board appointed four Hunt-designated directors to the Board with terms expiring at the 2026 Annual Meeting: James Christopher Hunt, James K. Hunt, Edward Escudero and Angela Brock-Kyle. Effective as of the Closing, James Christopher Hunt was appointed Chairman of the Board. In connection with these appointments, the Board determined that the Audit Committee will be comprised of the Kelly Directors (Leslie A. Murphy, Robert S. Cubbin and Amala Duggirala, the three directors serving on the Board as of the Agreement date who meet the independence and financial literacy requirements referenced in the Agreement). Effective as of the Closing, the Board will appoint James Christopher Hunt, James K. Hunt and Angela Brock-Kyle to the Nominating Committee and James Christopher Hunt, Edward Escudero and Robert S. Cubbin to the Compensation Committee as specified in the Agreement. Committee assignments of the Hunt Designees to any other committees will be determined by the Board in due course.

Each Hunt Designee completed customary director vetting and onboarding and was determined to be reasonably acceptable to the Nominating Committee, in each case subject to applicable fiduciary duties. The Hunt Designees will be eligible to receive the Company’s standard non-employee director compensation as then in effect, pro-rated for service during the fiscal year, and to enter into the Company’s standard form of director indemnification agreement.

The arrangements or understandings between Hunt and the Company pursuant to which each Hunt Designee was selected as a director are described under Item 1.01 of this Current Report. Other than the Agreement, there are no arrangements or understandings between any Hunt Designee and any other person pursuant to which such Hunt Designee was selected as a director. The Company is not aware of any transactions with any Hunt Designee that would require disclosure under Item 404(a) of Regulation S-K, other than those described in Item 1.01 of this Current Report.

Item 7.01.	Regulation FD Disclosure.

Reference is made to the description of “Risks Related to Our Capital Structure” within Item 1A. “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on February 13, 2025 (the “2024 Form 10-K”). In the 2024 Form 10-K, the Company reported that it voluntarily complied with the listing standards of the Nasdaq Global Market despite qualifying for the “controlled company” exemption. Those listing standards include certain requirements as to director independence as well as independence requirements relating to audit, compensation and nominating committees. After the Closing, the Company may avail itself of the “controlled company” exception. As a result, the Company may no longer have a majority of independent directors on its board. Additionally, although the Company will be required to retain an audit committee meeting Nasdaq’s listing requirements, its Compensation Committee and Nominating Committee, which are not required by Nasdaq listing standards for controlled companies, may be retained but may no longer be composed of independent directors.

On January 30, 2026, the Company issued a press release announcing certain of the matters described above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Amendment No. 1 to Stockholder Rights Plan, dated as of January 30, 2026, by Kelly Services, Inc.

10.1	Letter Agreement, dated as of January 30, 2026, by and between Kelly Services, Inc. and Hunt Equity Opportunities, LLC*

10.2	Registration Rights Agreement, dated as of January 30, 2026, by and between Kelly Services, Inc. and Hunt Equity Opportunities, LLC

10.3	Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of January 27, 2026, among Kelly Services, Inc., the Subsidiary Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.4	First Amended and Restated Receivables Purchase Agreement Amendment No. 5, dated as of January 27, 2026, among Kelly Receivables Funding, LLC, as Seller, Kelly Services, Inc., as Servicer, and PNC Bank, National Association, as Administrator for each Purchaser Group, as Purchaser Agent for the PNC Purchaser Group, as a Related Committed Purchaser, as LC Bank, and as an LC Participant

99.1	Press Release issued by the Company on January 30, 2026 (furnished only)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLY SERVICES, INC.

Date: January 30, 2026	By:	/s/ Vanessa Peterson Williams
Vanessa Peterson Williams
EVP, General Counsel and Corporate Secretary